Exhibit 99.1

PRESS RELEASE CONTACT:
MICHAEL SENKEN
PHONE: (770) 651-9100

MIMEDX COMPLETES DIVESTITURE OF ITS
STABILITY BIOLOGICS SUBSIDIARY

Marietta, Georgia, October 2, 2017, (PR Newswire) -- MiMedx Group, Inc. (NASDAQ: MDXG), the leading biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts and patent-protected processes for multiple sectors of healthcare, announced today that it has completed the previously communicated divestiture of the Company’s subsidiary, Stability Biologics LLC (f/k/a Stability Inc.), back to the former stockholders of Stability Inc.
The transaction closed on September 30, 2017. In the Company’s press release of August 18, 2017, MiMedx reported that the consideration included a promissory note issued by Stability Biologics in the principal amount of $3.5 million in favor of MiMedx and a waiver by the former stockholders of Stability Inc. of all claims and rights to any Earn-Out consideration. In that release, the Company also reported that it expects to book a one-time gain on this transaction. The amount of the gain will be disclosed in the Company’s third quarter of 2017 earnings release.
Parker H. “Pete” Petit, Chairman and CEO, said, “When we signed the definitive agreement for the divestiture, we communicated that if the transaction closed in the third quarter, we would maintain our full year revenue guidance, and even without the Stability Biologics revenue contribution in the fourth quarter, we were confident in our ability to meet our revenue guidance for the year. With the transaction’s closing completed within our projected timeline, we remain very confident in that guidance.”
Bill Taylor, President and COO, commented, “Our new ‘private label’ distribution agreement with Stability Biologics whereby we have retained the Stability Biologics key sales relationships for the spine and orthopedics areas of our surgical business, will also be an asset to the Company in our exclusive focus on our biopharma strategy. We are dedicating our efforts to continuing down the Investigational New Drug/Biologics License Application (IND/BLA) regulatory pathways for numerous new therapeutic applications of our human placental-based technology.”

About MiMedx
MiMedx® is the leading biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. “Innovations in Regenerative Medicine" is the framework behind our mission to give physicians products and tissues to help the body heal itself. We process the human placental tissue utilizing our proprietary PURION® Process among other processes, to produce safe and effective allografts. MiMedx proprietary processing methodology employs aseptic processing techniques in addition to terminal sterilization. MiMedx is the leading supplier of placental tissue, having supplied over 1,000,000 allografts to date for application in the Wound Care, Burn, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic and Dental sectors of healthcare. For additional information, please visit www.mimedx.com.

Important Cautionary Statement
This press release includes forward-looking statements, including statements regarding the Company’s expectations relative to its revenue guidance for the year and its belief that its distribution agreement with Stability Biologics will be an asset to the Company. These statements also may be identified by words such as “believe,” “except,” “may,” “plan,” “potential,” “will” and similar expressions, and are based on our current beliefs and expectations. Forward-looking statements are subject to significant risks and uncertainties, and we caution investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include the risk that the Company is not able to meet its revenue guidance without the revenue contribution of Stability Biologics or for some other reason, and that the distribution agreement with Stability Biologics does not produce the expected key sales relationships. For more detailed information on the risks and uncertainties, please review the Risk Factors section of our most recent annual report or quarterly report filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and we assume no obligation to update any forward-looking statement.

Investor Contact:
COCKRELL GROUP
Rich Cockrell
877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com